Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Primech Holdings Ltd.

We consent to the inclusion in the foregoing Registration Statement on Form F-3 of our report dated July 23, 2024, relating to the consolidated financial statements of Primech Holdings Ltd. as of March 31, 2024 and 2023 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company

Weinberg & Company

Los Angeles, California

November 29, 2024

1925 Century Park East, Suite 1120

Los Angeles, California 90067

Telephone: 310.601.2200

Fax: 310.601.2201

www.weinbergla.com